Exhibit (a)(1)(viii)

This document is important and requires your immediate attention. It should be read in conjunction with the Original Offer to Purchase and Circular (as defined herein). If you are in doubt as to how to deal with it, you should consult your investment dealer, stockbroker, bank manager, trust company manager, accountant, lawyer or other professional advisor. No securities regulatory authority has expressed an opinion about the securities that are subject to the Offer (as defined herein) and it is an offence to claim otherwise.

Neither this document nor the Original Offer to Purchase and Circular constitutes an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders (as defined herein) in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, Goldcorp may, in Goldcorp’s sole discretion, take such action as Goldcorp may deem necessary to extend the Offer to Shareholders in any such jurisdiction.

Neither this document nor the Original Offer to Purchase and Circular has been approved or disapproved by any securities regulatory authority, nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is an offence.

Information has been incorporated by reference in the Original Offer to Purchase and Circular from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference may be obtained on request without charge from the Corporate Secretary of Goldcorp Inc. at Suite 3400, Park Place, 666 Burrard Street, Vancouver, British Columbia, V6C 2X8 (telephone: 604-696-3000) and are also available electronically at www.sedar.com and on EDGAR at www.sec.gov.

May 26, 2017

NOTICE OF EXTENSION AND VARIATION

by

GOLDCORP INC.

of its

OFFER TO PURCHASE

all of the issued and outstanding common shares of

EXETER RESOURCE CORPORATION

for consideration per Exeter Share of

0.12 of a Goldcorp Share

as set out in the Original Offer to Purchase and Circular

Goldcorp Inc. (the “Offeror” or “Goldcorp”) has prepared this notice of extension and variation (the “Notice of Extension and Variation”) to waive the Minimum Tender Condition (as defined herein) and to give notice that it is extending its offer (the “Original Offer”) made pursuant to the offer to purchase dated April 20, 2017 (the “Original Offer to Purchase”) to purchase, on and subject to the terms and conditions of the Original Offer, all of the issued and outstanding common shares (the “Common Shares”) of Exeter Resource Corporation (“Exeter”), which includes Common Shares that may become issued and outstanding after the date of the Original Offer but prior to the Expiry Time (as defined herein) upon the exercise of Options (collectively, the “Exeter Shares”).

The expiry time of the Original Offer is being extended to 5:00 p.m. (Toronto time) on June 7, 2017 (the “Expiry Time”), unless further extended or withdrawn.

Goldcorp has determined to waive the condition of the Original Offer that there be validly tendered under the Offer and not withdrawn that number of Exeter Shares representing not less than 66 2/3% of the outstanding Exeter Shares (calculated on a fully-diluted basis) (the “Minimum Tender Condition”). The Offeror set out its election to waive the condition of the Minimum Tender Condition in its press release dated May 26, 2017 (the “Press Release”). Readers should note that the waiver of the Minimum Tender Condition set out in this Notice of Extension and Variation does not affect the consideration offered by Goldcorp for Exeter Shares.

Whenever used in this Notice of Extension and Variation, the term “Offer” means the Original Offer, as extended hereby and after giving effect to the waiver of the Minimum Tender Condition, unless the context requires otherwise.

The Offer remains subject to the other conditions set out in Section 4 of the Original Offer to Purchase, “Conditions of the Offer”, including the condition that there be validly deposited under the Offer and not withdrawn more than 50% of the outstanding Exeter Shares, excluding any Exeter Shares beneficially owned, or over which control or direction is exercised by the Offeror, or by any Person acting jointly or in concert with the Offeror (the “Statutory Minimum Condition”). The Offeror is not permitted to waive the Statutory Minimum Condition under applicable Canadian Securities Laws. If all of the conditions set out in Section 4 of the Original Offer to Purchase, “Conditions of the Offer”, have been fulfilled or waived at or prior to the Expiry Time, the Offeror will, unless the Offeror has withdrawn or terminated the Offer, take-up and pay for all Exeter Shares deposited pursuant to the Offer, in accordance with Section 6 of the Original Offer to Purchase, “Take-Up of and Payment for Deposited Shares”.

THE ORIGINAL OFFER IS NO LONGER SUBJECT TO THE MINIMUM TENDER CONDITION. IN ADDITION,
THE ORIGINAL OFFER HAS BEEN EXTENDED AND IS NOW OPEN FOR ACCEPTANCE UNTIL 5:00 P.M.
(TORONTO TIME) ON JUNE 7, 2017, UNLESS FURTHER EXTENDED OR WITHDRAWN.

IF YOU HAVE NOT ACCEPTED THE OFFER AND WISH TO DO SO, YOU MUST DEPOSIT YOUR EXETER
SHARES AS SET OUT IN THIS NOTICE OF EXTENSION AND VARIATION.

THE BOARD OF DIRECTORS OF EXETER HAS DETERMINED UNANIMOUSLY THAT THE OFFER IS IN THE
BEST INTERESTS OF EXETER AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY RESOLVED TO
RECOMMEND THAT SHAREHOLDERS TENDER THEIR EXETER SHARES TO THE OFFER.

This Notice of Extension and Variation should be read in conjunction with the Press Release, the Original Offer to Purchase and the accompanying take-over bid circular (the “Original Circular”) dated April 20, 2017 (together, the “Original Offer to Purchase and Circular”) and the letter of transmittal (the “Letter of Transmittal”) and notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) that accompanied the Original Offer to Purchase and Circular (together, the “Offer Documents”). The Original Offer to Purchase and Circular and this Notice of Extension and Variation together constitute the “Offer to Purchase and Circular”. Except as otherwise set forth herein, the terms and conditions previously set forth in the Original Offer to Purchase and Circular, Letter of Transmittal and Notice of Guaranteed Delivery continue to be applicable in all respects. Unless inconsistent with the context, all references to the “Offer” in the Press Release, the Original Offer to Purchase and Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and this Notice of Extension and Variation mean the Offer as amended hereby and after giving effect to the waiver of the Minimum Tender Condition, and all references in such documents to the “Circular”, the “Offer to Purchase” or the “Offer to Purchase and Circular” mean the Original Circular, the Original Offer to Purchase or the Original Offer to Purchase and Circular, each as amended hereby and after giving effect to the waiver of the Minimum Tender Condition. Unless the context requires otherwise, capitalized terms used in this Notice of Extension and Variation and not defined herein that are defined in the Original Offer to Purchase and Circular have the respective meanings ascribed thereto in the Original Offer to Purchase and Circular.

The offering of Goldcorp Shares pursuant to the Offer is made by a Canadian issuer that is permitted, under a multi-jurisdictional disclosure system adopted by the United States, to prepare the Offer to Purchase and Circular in accordance with the disclosure requirements of Canada. The Offer is subject to applicable disclosure requirements in Canada. Shareholders should be aware that such requirements are different from those of the United States applicable to prospectuses and circulars for tender offers of United States domestic issuers registered under the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “U.S. Securities Act”) and may differ from those in other jurisdictions. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are subject to Canadian auditing standards and auditor independence rules, and thus may not be comparable to financial statements of United States companies or companies incorporated in other jurisdictions. Shareholders in the United States should be aware that the disposition of Exeter Shares and acquisition of Goldcorp Shares by them as described herein may have tax consequences in the United States, Canada, Chile and other jurisdictions. Such consequences may not be fully described herein and such holders are urged to consult their tax advisors. The enforcement by Shareholders of civil liabilities under U.S. federal or state securities Laws or applicable Laws of other jurisdictions may be affected adversely by the fact that the Offeror is organized under and governed by the Laws of Ontario, that its officers and directors may be residents of jurisdictions other than the United States or such other jurisdictions, that the experts named in the Circular may be residents of jurisdictions other than the United States or such other jurisdictions, that all or a substantial portion of the assets of the Offeror and such persons may be located outside the United States or such other jurisdictions, that some of Exeter’s officers and directors are resident outside the United States or such other jurisdictions and that all or a substantial portion of the assets of Exeter and Exeter’s officers and directors may be located outside the United States or such other jurisdictions.

THE GOLDCORP SHARES AND THE OFFER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR ANY OTHER SECURITIES REGULATORY AUTHORITY, NOR HAS THE SEC OR ANY OTHER SUCH AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER TO PURCHASE AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to compliance with Rule 14e-5 of Regulation 14E of the U.S. Securities Exchange Act of 1934, as amended (“U.S. Exchange Act”), Shareholders and prospective investors should be aware that, during the period of the Offer, the Offeror or its affiliates, directly or indirectly, may bid for or make purchases of the securities to be distributed or to be exchanged, or certain related securities, as permitted by applicable Laws or regulations of Canada or its provinces or territories. Neither the Offeror nor any of its affiliates intends to make any such purchases during the period of the Offer.

Information has been incorporated by reference in the Offer to Purchase and Circular from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference are available electronically on SEDAR and EDGAR at www.sedar.com and www.sec.gov, respectively.

The Depositary for the Offer is: CST Trust Company	The Information Agent for the Offer is: Kingsdale Advisors	The Dealer Manager for the Offer is: TD Securities Inc.

Shareholders of Exeter (the “Shareholders”) who have validly deposited and not withdrawn their Exeter Shares need take no further action to accept the Offer.

Registered Shareholders who wish to accept the Offer must properly complete and duly execute the Letter of Transmittal (printed on YELLOW paper), or a manually executed facsimile thereof, and deposit it, at or prior to the Expiry Time, together with certificate(s) representing their Exeter Shares and all other required documents, with the Depositary at its office set out in the Letter of Transmittal as specified in the Letter of Transmittal, in accordance with the instructions in the Letter of Transmittal (as set out in Section 3 of the Offer to Purchase, “Manner of Acceptance – Letter of Transmittal”). Alternatively, Registered Shareholders may accept the Offer (i) by following the procedures for book-entry transfer of Exeter Shares set out in Section 3 of the Offer to Purchase, “Manner of Acceptance – Acceptance by Book-Entry Transfer”, or (ii) where the certificate(s) representing such Exeter Shares are not immediately available, or if the certificates and all of the required documents cannot be provided to the Depositary, by following the procedure for guaranteed delivery set out in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”, using the Notice of Guaranteed Delivery (printed on PINK paper), or a manually executed facsimile thereof. The Letter of Transmittal and the Notice of Guaranteed Delivery that accompanied the Offer to Purchase and Circular are deemed to be amended to reflect the terms and conditions of this Notice of Extension and Variation.

Persons whose Exeter Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should contact such nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such Exeter Shares under the Offer. Intermediaries likely have established tendering cut-off times that are up to 48 hours prior to the Expiry Time. Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Exeter Shares directly with the Depositary or if they make use of the services of a soliciting dealer to accept the Offer. However, an investment advisor, stock broker, bank, trust company or other nominee that is not a Soliciting Dealer and through whom a Shareholder owns Exeter Shares may charge a fee to tender any such Exeter Shares on behalf of the Shareholder. Shareholders should consult such nominee to determine whether any charges will apply.

Questions and requests for assistance may be directed to the Dealer Manager, the Depositary or the Information Agent, whose contact details are provided on the back page of this document. Additional copies of the Offer to Purchase and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Dealer Manager, the Depositary or the Information Agent at their respective addresses shown on the back page of this document and are accessible on the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (“SEDAR”) website at www.sedar.com and in the United States on the SEC’s Electronic Document Gathering and Retrieval System (“EDGAR”) which may be accessed at www.sec.gov. These website addresses are provided for informational purposes only and no information contained on, or accessible from, such websites are incorporated by reference herein unless expressly incorporated by reference.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this document, and, if given or made, such information or representation must not be relied upon as having been authorized by Goldcorp, the Depositary, the Information Agent or the Dealer Manager.

Shareholders should be aware that the disposition of Exeter Shares and the acquisition of Goldcorp Shares by them as described in the Offer to Purchase and Circular may have tax consequences in the United States, Chile and Canada. Such consequences may not be fully described in the Original Offer to Purchase and Circular and such Shareholders are encouraged to consult their tax advisors. See “Certain Canadian Federal Income Tax Considerations” in Section 21 of the Original Circular, “Certain United States Federal Income Tax Considerations” in Section 22 of the Original Circular and “Certain Chilean Income Tax Considerations” in Section 23 of the Original Circular.

ADDITIONAL NOTICE TO UNITED STATES SHAREHOLDERS AND OTHER SHAREHOLDERS OUTSIDE CANADA

The Offer is subject to Section 14(d) of the U.S. Exchange Act, Regulation 14D promulgated by the SEC thereunder, Section 14(e) of the U.S. Exchange Act and Regulation 14E promulgated by the SEC thereunder and the Offer to Purchase and Circular, including this Notice of Extension has been prepared in accordance with such regulations. The Offer is made in the United States with respect to securities of a “foreign private issuer”, as such term is defined in Rule 405 promulgated under the U.S. Securities Act and the Offer to Purchase and Circular is subject to applicable disclosure requirements with Canadian provincial and federal corporate and take-over offer rules. Shareholders resident in the United States (“U.S. Shareholders”) should be aware that such requirements are different from those of the United States applicable to prospectuses and circulars for tender offers of United States domestic issuers registered under the U.S. Securities Act. U.S. Shareholders should be aware that the disposition of Exeter Shares and the acquisition of Goldcorp Shares by them as described herein may have tax consequences in the United States, Chile and in Canada. Such consequences may not be fully described herein and such U.S. Shareholders are encouraged to consult their tax advisors. See “Certain Canadian Federal Income Tax Considerations” in Section 21 of the Original Circular, “Certain United States Federal Income Tax Considerations” in Section 22 of the Original Circular and “Certain Chilean Income Tax Considerations” in Section 23 of the Original Circular.

The Offeror has filed with the SEC a Registration Statement on Form F–10 (the “Registration Statement”) under the U.S. Securities Act pursuant to the multi-jurisdictional disclosure system adopted by the United States, a Tender Offer Statement on Schedule TO (the “Tender Offer Statement”) under the U.S. Exchange Act and other documents and information, as such documents have been amended, modified, supplemented or restated. In connection with this Notice of Extension and Variation, the Offeror will be filing an amendment to the Registration Statement and the Tender Offer Statement with the SEC and expects to mail this Notice of Extension and Variation to Shareholders. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE TENDER OFFER STATEMENT AND THE ORIGINAL OFFER TO PURCHASE AND CIRCULAR, ALL DOCUMENTS INCORPORATED BY REFERENCE AND ANY OTHER RELEVANT DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE EACH CONTAINS OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE OFFEROR, EXETER AND THE OFFER. Investors and Shareholders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Goldcorp will be available free of charge from Goldcorp. You should direct requests for documents to the Corporate Secretary of Goldcorp at Suite 3400, Park Place, 666 Burrard Street, Vancouver, British Columbia, V6C 2X8 (telephone: 604-696-3000). To obtain timely delivery, such documents should be requested no later than May 31, 2017, five business days before the Expiry Date (as defined herein).

The Original Offer to Purchase and Circular also contain a cautionary note regarding mineral reserve and resource estimates prepared in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects —see “CAUTIONARY NOTE REGARDING MINERAL RESERVES AND MINERAL RESOURCES” in the Original Offer to Purchase and Circular.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

The Original Offer and Circular, including “Purpose of the Offer and Plans for Exeter” in Section 4 of the Original Circular, “Reasons to Accept the Offer” in Section 5 of the Original Circular, “Source of Funds” in Section 7 of the Original Circular, and “Acquisition of Exeter Shares Not Deposited Pursuant to the Offer” in Section 18 of the Original Circular, in addition to certain statements contained elsewhere in the Original Offer to Purchase and Circular or incorporated by reference in the Original Offer to Purchase and Circular and this Notice of Extension and Variation each contains “forward-looking statements” and “forward-looking information” under the provisions of applicable Canadian securities legislation.

Forward-looking statements include, but are not limited to, statements with respect to the anticipated timing, mechanics, completion and settlement of the Offer, the market for and listing of the Goldcorp Shares, the value of the Goldcorp Shares received as consideration under the Offer, the ability of the Offeror to complete the transactions contemplated by the Offer, reasons to accept the Offer, the purpose of the Offer, the completion of any Compulsory Acquisition or Subsequent Acquisition Transaction and any commitment to acquire Exeter Shares, the Offeror’s objectives, strategies, intentions, expectations and guidance and future financial and operating performance and prospects, the future price of gold, silver, copper, lead and zinc, the estimation of mineral reserves and mineral resources, the realization of mineral reserve estimates, the timing and amount of estimated future production, costs of production, targeted cost reductions, capital expenditures, free cash flow, costs and timing of the development of new deposits, success of exploration activities, permitting time lines, hedging practices, currency exchange rate fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, timing and possible outcome of pending litigation, title disputes or claims and limitations on insurance coverage. Generally, these forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, or variations or comparable language of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will”, “occur” or “be achieved” or the negative connotation thereof.

Forward-looking statements are necessarily based upon a number of factors and assumptions that if untrue, could cause Goldcorp’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such statements. Such statements and information are based on numerous assumptions regarding present and future business strategies and the environment in which Goldcorp will operate in the future, including the accuracy of Exeter’s public disclosure, the completion of the Offer and either a Compulsory Acquisition or Subsequent Acquisition Transaction, Goldcorp management’s assessment of the successful integration of the business and assets of Exeter upon completion of the Offer, the expectations of growth and production by Goldcorp upon completion of the Offer, the viability of Exeter’s assets and projects on a basis consistent with Goldcorp management’s current expectations, there being no significant risks relating to Goldcorp’s or Exeter’s mining operations, including political risks and instability and risks related to international operations, the price of gold, anticipated costs and ability to achieve goals. Certain important factors that could cause actual results, performance or achievements to differ materially from those in the forward-looking statements include, among others, failure to acquire a 100% interest in Exeter through the Offer, the market value of the Goldcorp Shares received as consideration under the Offer, delays in completing the Offer, the reduced trading liquidity of Exeter Shares not deposited under the Offer, the inaccuracy of Exeter’s public disclosure upon which the Offer is predicated, the triggering of change of control provisions in Exeter’s agreements leading to adverse consequences, the failure to obtain the required approvals or clearances from government authorities on a timely basis, gold price volatility, discrepancies between actual and estimated production, mineral reserves and mineral resources and metallurgical recoveries, mining operational and development risks, litigation risks, regulatory restrictions (including environmental regulatory restrictions and liability), changes in national and local government legislation, taxation, controls or regulations and/or change in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in Canada, the United States and other jurisdictions in which Goldcorp carries on business, or may carry on business in the future, delays, suspensions or technical challenges associated with capital projects, higher prices for fuel, steel, power, labour and other consumables, currency fluctuations, the speculative nature of gold exploration, the global economic climate, dilution, share price volatility, competition, loss of key employees, additional funding requirements and defective title to mineral claims or property. Although Goldcorp believes its expectations are based upon reasonable assumptions and have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.

Forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause Goldcorp’s actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements, including but not limited to: risks related to international operations, including economic and political instability in foreign jurisdictions in which Goldcorp operates; risks related to current global financial conditions; risks related to joint venture operations; actual results of current exploration activities; actual results of current reclamation activities; environmental risks; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of gold, silver, copper, lead and zinc; possible variations in ore reserves, grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; mine development and operating risks; accidents, labour disputes and other risks of the mining industry; delays in obtaining governmental approvals or financing or in the completion of development or construction activities; risks related to the integration of acquisitions; risks related to indebtedness and the service of such indebtedness, as well as those factors discussed in the section entitled “Risk Factors” in the Annual Information Form. Although the Offeror has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

The forward-looking statements contained in this Notice of Extension and Variation are made as of the date of this Notice of Extension and Variation unless otherwise indicated and, accordingly, are subject to change after such date. Except as otherwise indicated by Goldcorp, these statements do not reflect the potential impact of any non-recurring or other special items or of any disposition, monetization, merger, acquisition, other business combination or other transaction that may be announced or that may occur after the date hereof. Forward-looking statements are provided for the purpose of providing information about Goldcorp management’s current expectations and plans and allowing investors and others to get a better understanding of Goldcorp’s operating environment. Goldcorp does not intend or undertake to publically update any forward-looking statements that are included in this Notice of Extension and Variation, whether as a result of new information, future events or otherwise, except in accordance with applicable securities Laws. Any forward-looking statement relating to Exeter or its assets is based exclusively on information provided by Exeter or contained in Exeter’s publicly available documents and records or filed with the Canadian Securities Regulatory Authorities and the SEC and any forward-looking statement relating to Goldcorp is based exclusively on information provided by Goldcorp or is contained in Goldcorp’s publicly available documents and records or filed with the Canadian Securities Regulatory Authorities and the SEC.

NOTICE TO HOLDERS OF CONVERTIBLE SECURITIES

The Offer is made only for Exeter Shares and is not made for any Convertible Securities. Any holder of Convertible Securities who wishes to accept the Offer must, to the extent permitted by the terms of the Convertible Security and subject to applicable Laws, exercise, convert or exchange the Convertible Securities in order to obtain certificates representing Exeter Shares and deposit those Exeter Shares under the Offer. Any such exercise, conversion or exchange must be completed sufficiently in advance of the Expiry Time to assure the holder of such Convertible Securities will have received certificate(s) or a DRS Advice representing the Exeter Shares issuable upon such exercise, conversion or exchange in time for deposit prior to the Expiry Time, or in sufficient time to comply with the procedures referred to under “Manner of Acceptance — Procedure for Guaranteed Delivery” in Section 3 of the Offer to Purchase.

The tax consequences to holders of Convertible Securities of exercising or not exercising such securities are not described in the Offer to Purchase and Circular. Holders of such Convertible Securities should consult their own tax advisors with respect to the potential income tax consequences to them in connection with the decision to exercise or not exercise such securities.

NOTICE OF EXTENSION AND VARIATION

This Notice of Extension and Variation, among other things: (i) amends the Expiry Time; (ii) addresses the waiver of Minimum Tender Condition; and (iii) updates certain information set out in the Original Offer to Purchase and Circular. Readers should note that neither the amendments to the Expiry Time set out in this document nor the waiver of the Minimum Tender Condition affects any other conditions to the Offer.

This Notice of Extension and Variation supplements the Offer Documents pursuant to which Goldcorp is offering to purchase all of the issued and outstanding Exeter Shares upon and subject to the terms and conditions set out in the Offer Documents, each as may be amended, varied and supplemented from time to time.

Except as otherwise set forth in this Notice of Extension and Variation, the information, terms and conditions previously set forth in the Offer Documents continue to be applicable in all respects and this Notice of Extension and Variation should be read in conjunction with the Offer Documents, all of the provisions of which are incorporated herein by reference, subject to the amendments thereto contained in this Notice of Extension and Variation.

All references to the “Offer” in the Original Offer to Purchase and Circular, the Press Release, the Letter of Transmittal, the Notice of Guaranteed Delivery and this Notice of Extension and Variation mean the Original Offer as amended hereby and all references in such documents to the “Offer”, the “Offer to Purchase” and/or “Circular” mean the Original Offer, Original Offer to Purchase and the Original Circular as amended hereby.

May 26, 2017

TO: THE SHAREHOLDERS OF EXETER RESOURCE CORPORATION

In accordance with applicable Canadian securities Laws and as set forth in this Notice of Extension and Variation, Goldcorp has determined to waive the Minimum Tender Condition (set out in paragraph (b) of Section 4 of the Original Offer to Purchase) and accordingly will be extending the Offer until 5:00 p.m. (Toronto time) on June 7, 2017 unless the Offer is further extended or withdrawn by the Offeror.

Consequential amendments in accordance with this Notice of Extension and Variation are deemed to be made, where required, to the Offer Documents. Except as otherwise set forth in this Notice of Extension and Variation, the terms and conditions set forth in the Original Offer to Purchase and Circular, and in the Letter of Transmittal and the Notice of Guaranteed Delivery continue to remain in effect, unamended. This Notice of Extension and Variation should be read in conjunction with the Offer Documents.

All references to the “Offer” in the Offer to Purchase and Circular, the Press Release, the Letter of Transmittal, the Notice of Guaranteed Delivery and this Notice of Extension and Variation mean the Offer as amended hereby, and all references in such documents to the “Offer to Purchase”, the “Circular” or the “Offer to Purchase and Circular” mean the Offer to Purchase and Circular as amended hereby.

1.	Waiver of Condition of the Original Offer

Goldcorp has determined to and does hereby waive the condition of the Offer (set out in paragraph (b) of Section 4 of the Original Offer to Purchase) that there be validly tendered and not withdrawn under the Offer not less than 66 2/3% of the Exeter Shares outstanding (calculated on a fully-diluted basis).

The Offer remains subject to the other conditions set out in Section 4 of the Original Offer to Purchase, “Conditions of the Offer”, including the Statutory Minimum Condition. The Offeror is not permitted to waive the Statutory Minimum Condition under applicable Canadian Securities Laws. If all of the conditions referred to in Section 4 of the Original Offer to Purchase, “Conditions of the Offer”, have been fulfilled or waived at or prior to the Expiry Time, the Offeror will, unless the Offeror has withdrawn or terminated the Offer, take-up and pay for all Exeter Shares then deposited under the Offer (and not withdrawn), in accordance with Section 6 of the Original Offer to Purchase, “Take-Up of and Payment for Deposited Shares”, and will extend the Offer in accordance with Canadian Securities Laws. The effective date of the waiver of the Minimum Tender Condition is May 26, 2017.

Readers should note that this Notice of Extension and Variation does not amend or modify any of the terms of the Offer; rather it waives one of the conditions to the Offer (the Minimum Tender Condition) and extends the Expiry Time.

Risk Factors Relating to the Reduction of the Minimum Tender Condition

If the Offeror acquires 66 2/3% or more of the Exeter Shares under the Offer (calculated on a fully-diluted basis), it expects to have the ability to control the outcome of Shareholder votes relating to fundamental changes of Exeter, including with respect to any Subsequent Acquisition Transaction. As a result of the waiver of the Minimum Tender Condition, the Offeror may initially acquire, under the Offer, a number of Exeter Shares greater than 50%, but less than 66 2/3%, and there can be no assurance that the Offeror will ultimately be able to acquire 66 2/3% or more of the Exeter Shares. While the Offeror continues to have the current firm intention to complete a Compulsory Acquisition or Subsequent Acquisition Transaction, in these circumstances, there can be no assurance that the Offeror would be able to obtain the level of Shareholder approval required to complete a Compulsory Acquisition or Subsequent Acquisition Transaction, whether by purchasing additional Exeter Shares, obtaining the support of other Shareholders or otherwise. See the information set out in the second to last paragraph under the heading “Acquisition of Exeter Shares Not Deposited Pursuant to the Offer – Subsequent Acquisition Transaction” in the Original Offer to Purchase and Circular.

If fewer than 66 2/3% of the outstanding Exeter Shares are acquired by the Offeror under the Offer, Exeter would, for so long as the Offeror continues to hold less than 100% of the Exeter Shares, continue as a separate, partially-owned public company subsidiary of the Offeror. In these circumstances, certain transactions between the Offeror and Exeter could be considered “related party transactions” under applicable law (specifically, MI 61-101), which would, unless an exemption is available, require a formal valuation for the transaction and, in addition to any other required securityholder approval, the approval of a majority of the votes cast by “minority” holders of the affected securities, which would be holders other than the Offeror and any other Person who is a ‘related party” of the Offeror, including an affiliate or an insider of the Offeror and any Person acting jointly or in concert therewith. The ability to effect such transactions would also be subject to future negotiations between the respective boards of directors of the Offeror and Exeter, and in such negotiations, any representatives of the Offeror appointed to the Exeter Board would be precluded from voting on such transactions.

If the Offeror acquires more than 50% of the Exeter Shares but less than 66 2/3% of the Exeter Shares under the Offer, it intends to change the composition of the Exeter Board; however, Exeter will continue to be a reporting issuer under applicable Canadian Securities Laws and the Offeror may not be able to realize various cost savings it would expect to realize if Exeter were to become a wholly-owned subsidiary of the Offeror.

If the Offeror takes up Exeter Shares under the Offer, but is then unable to complete a Subsequent Acquisition Transaction in a timely manner or at all, it would be unable to fully integrate the operations of the Offeror and Exeter and, consequently, unless the Offeror is successful in completing one or more “related party transactions” with Exeter, as described above (or otherwise acquires the Exeter Shares not owned by it), the Offeror would be limited in its ability to: (i) effect potential transactions with Exeter for the purposes of integrating the business and operations of the Offeror and Exeter; and (ii) realize various synergies otherwise expected as a result of the combination of the Offeror and Exeter, as described in the Original Offer to Purchase and Circular. This could materially affect the Offeror’s consolidated earnings, cash flows and financial condition and deprive the Offeror of some of the other anticipated benefits of the Offer.

If the Offeror is unable to acquire more than 80% of the Exeter Shares following the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, then the Offer likely will not qualify as a reorganization within the meaning of Section 368(a)(1) of the U.S. Internal Revenue Code of 1986, as amended. Further, if the Offeror pursues alternatives to purchase additional Exeter Shares, outside of the Offer and a Compulsory Acquisition or Subsequent Acquisition Transaction, that result in the Offeror providing consideration other than solely Goldcorp Shares in exchange for Exeter Shares, such alternative transactions may jeopardize the treatment of the Offer as a tax- free reorganization even if the Offeror acquires 80% or more of Exeter’s Shares. See “Certain United States Federal Income Tax Considerations” in Section 22 of the Original Circular.

2.	Extension of Offer

By notice to the Depositary given on May 26, 2017 and the issuance of a press release promptly thereafter, Goldcorp has extended the time for acceptance of the Offer from 5:00 p.m. (Toronto time) on May 26, 2017 to 5:00 p.m. (Toronto time) on June 7, 2017 unless the Offer is further extended or withdrawn by Goldcorp. Accordingly, the definition of “Expiry Date” in the “Definitions” section of the Original Offer to Purchase and Circular is hereby deleted and replaced by the following:

“Expiry Date” means June 7, 2017 , or such later date or dates as may be fixed by the Offeror from time to time as provided under “Extension, Variation or Change in the Offer” in Section 5 of the Offer to Purchase, unless the Offer is withdrawn by the Offeror;

In addition, all references to “5:00 p.m. (Toronto time) on May 26, 2017” in the Original Offer to Purchase and Circular are amended to refer to “5:00 p.m. (Toronto time) on June 7, 2017”.

3.	Time for Acceptance

The Offer is now open for acceptance until 5:00 p.m. (Toronto time) on June 7, 2017, or such later time or times and date or dates as may be fixed by the Offeror from time to time pursuant to Section 5 of the Offer to Purchase, “Extension, Variation or Change in the Offer”, unless the Offer is withdrawn by the Offeror.

4.	Manner of Acceptance

Exeter Shares may be deposited under the Offer in accordance with the provisions set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance”.

5.	Take-Up of and Payment for Deposited Shares

Goldcorp will take-up and pay for Exeter Shares deposited under the Offer in the manner set forth in Section 6 of the Offer to Purchase, “Take-Up and Payment for Deposited Shares”.

6.	Withdrawal of Deposited Shares

Shareholders have the right to withdraw Exeter Shares deposited under the Offer in the circumstances and in the manner set forth in Section 7 of the Offer to Purchase, “Right to Withdraw Deposited Shares”.

7.	Amendments to Offer Documents

The Original Offer to Purchase and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery shall be read together with this Notice of Extension and Variation and are amended to the extent necessary in order to give effect to the extension of the Expiry Time to 5:00 p.m. (Toronto time) on June 7, 2017, unless the Offer is further extended or withdrawn by Goldcorp.

Except as otherwise set forth in or amended by this Notice of Extension and Variation, the terms and conditions of the Offer and the information in the Original Offer to Purchase and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery continue to be applicable in all respects.

In addition to the amendments to the Original Offer to Purchase and Circular set out in Section 1 of this Notice of Extension and Variation, the Offeror has amended certain portions of the Offer to Purchase and Circular as follows:

The first sentence of the second paragraph under the heading “NOTICE REGARDING FORWARD-LOOKING INFORMATION” contained on page vi in the Offer to Purchase and Circular is hereby deleted and replace with the following sentence:

“This Offer to Purchase and Circular, including “Purpose of the Offer and Plans for Exeter” in Section 4 of the Circular, “Reasons to Accept the Offer” in Section 5 of the Circular, “Source of Funds” in Section 7 of the Circular, and “Acquisition of Exeter Shares Not Deposited Pursuant to the Offer” in Section 18 of the Circular, in addition to certain statements contained elsewhere in this Offer to Purchase and Circular or incorporated by reference herein, contains “forward-looking information” under the provisions of applicable Canadian securities legislation.”

The second sentence in the first paragraph under the heading “INFORMATION CONCERNING EXETER” on page viii of the Offer to Purchase and Circular is hereby deleted and replaced with the following sentence:

“Although the Offeror has no knowledge that would indicate that any statements contained herein concerning Exeter taken from, or based upon, such information contain any untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made, neither the Offeror nor any of its directors or officers has verified the accuracy or completeness of such information or statements or for any failure by Exeter to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information or statements but which are unknown to the Offeror.”

The Information set forth under the heading “FREQUENTLY ASKED QUESTIONS” contained in the Offer to Purchase and Circular is hereby amended to add the following sentence to the end of the fourth paragraph under the question heading “HOW DO I ACCEPT THE OFFER AND TENDER MY EXETER SHARES?” on page V of the Offer to Purchase and Circular:

“10% Holders are not restricted from participating in the Offer and the inability to represent and warrant that such holder is not a 10% Holder will not prevent acceptance of the Offer. Any 10% Holder wishing to accept the Offer and tender shares may contact Goldcorp to coordinate such acceptance and tender.”

The second sentence of the second paragraph under the heading “SUMMARY OF THE OFFER” contained in the Offer to Purchase and Circular on page 1 is hereby deleted and replace with the following sentence:

“Although the Offeror has no knowledge that would indicate that any statements contained herein concerning Exeter taken from, or based upon, such information contain any untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made, neither the Offeror nor any of its directors or officers has verified the accuracy or completeness of such information or statements.”

The following paragraph is added at the end of Section 3 of the Offer to Purchase under the heading “Manner of Acceptance – Letter of Transmittal” on page 20 of the Offer to Purchase and Circular:

“10% Holders are not restricted from participating in the Offer and the inability to represent and warrant that such holder is not a 10% Holder will not prevent acceptance of the Offer. Any 10% Holder wishing to accept the Offer and tender shares may contact Goldcorp to coordinate such acceptance and tender using the Letter of Transmittal.”

The following sentences are added at the end of the second paragraph in Section 3 of the Offer to Purchase under the heading “Manner of Acceptance – Acceptance by Book-Entry Transfer” on page 20 of the Offer to Purchase and Circular:

“However, 10% Holders are not restricted from participating in the Offer and the inability to represent and warrant that such holder is not a 10% Holder will not prevent acceptance of the Offer. Any 10% Holder wishing to accept the Offer and tender shares may contact Goldcorp to coordinate such acceptance and tender.”

The following sentence is added to the end of the first paragraph in Section 3 of the Offer to Purchase under the heading “Manner of Acceptance – Dividends and Distributions” on page 22 of the Offer to Purchase and Circular:

“If a dividend or distribution is paid by Exeter after the Offer date but prior to the Expiry Time and such dividend or distribution is claimed by Goldcorp, it will be done so in a manner consistent with Rule 14d-10(a)(2) of the U.S. Exchange Act, information regarding such claim will be disseminated to the holders of Exeter Shares and the Offer will remain open for at least 10 business days thereafter.”

The first sentence of the second paragraph in Section 4 of the Offer to Purchase under the heading “Conditions of the Offer” on page 25 of the Offer to Purchase and Circular is hereby deleted and replaced with the following sentence:

“In addition, notwithstanding any other provision of the Offer and subject to applicable Law, and in addition to (and not in limitation of) the Offeror’s right to vary or change the Offer at any time prior to the Expiry Time pursuant to “Extension Variation or Change in the Offer” in Section 5 of the Offer to Purchase, the Offeror will have the right to withdraw the Offer and not take up, purchase or pay for, and shall have the right to extend the period of time during which the Offer is open and postpone taking up and paying for any Exeter Shares deposited pursuant to the Offer, unless all of the following conditions are satisfied or waived (as determined in the Offeror’s sole judgment) at or before the Expiry Time:”

The third paragraph in Section 4 of the Offer to Purchase under the heading “Conditions of the Offer” on page 25 of the Offer to Purchase and Circular is hereby deleted and replaced with the following paragraph:

“The foregoing conditions, other than the Statutory Minimum Condition, are for the exclusive benefit of the Offeror. The Offeror may assert any of the foregoing conditions at any time prior to the Expiry Time, regardless of the circumstances giving rise to such assertion. The Offeror may waive any of the foregoing conditions, other than the Statutory Minimum Condition, in its sole discretion, in whole or in part, at any time and from time to time prior to the Expiry Time, without prejudice to any other rights which the Offeror may have, subject to the terms of the Support Agreement. In all cases, when exercising its sole discretion, the Offeror intends to act reasonably. Each of the foregoing conditions is independent of and in addition to each other of such conditions and may be asserted irrespective of whether any other of such conditions may be asserted in connection with any particular event, occurrence or state of facts or otherwise. The failure by the Offeror at any time to exercise or assert any of the foregoing rights shall not be deemed to constitute a waiver of any such right, the waiver of any such right with respect to particular facts or circumstances shall not be deemed to constitute a waiver with respect to any other facts or circumstances, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time by the Offeror.”

The second paragraph in Section 5 of the Offer to Purchase under the heading “Extension, Variation or Change in the Offer” on page 26 of the Offer to Purchase and Circular is hereby deleted and replaced with the following paragraph:

“Subject to the limitations set out below, the Offeror reserves the right, in its sole discretion, at any time and from time to time while the Offer is open for acceptance prior to the Expiry Term (or at any other time if permitted by applicable Laws) to vary the terms of the Offer (including, without limitation, by extending or abridging the period during which Exeter Shares may be deposited under the Offer where permitted by applicable Laws).”

The first sentence of the sixth paragraph in Section 5 of the Offer to Purchase under the heading “Extension, Variation or Change in the Offer” on page 27 of the Offer to Purchase and Circular is hereby deleted and replaced with the following sentence:

“If, before the Expiry Time, the terms of the Offer are varied (other than a variation in the terms of the Offer consisting solely of the waiver of a condition in the Offer and any extension of the Offer or other than an extension in respect of the 10-day Mandatory Extension Period, resulting from the waiver) including any reduction of the period during which securities may be deposited under the Offer pursuant to applicable Law, or any extension of the period during which securities may be deposited under the Offer pursuant to applicable Law, and whether or not that variation results from the exercise of any right contained in the Offer, the Offeror will promptly (a) issue and file a news release to the extent and in the manner required by applicable Law, and (b) send a notice of variation in the manner set out under “Notices and Delivery” in Section 10 of the Offer to Purchase, to every person to whom the Offer is required to be sent under applicable Law.”

The first sentence of the eighth paragraph in Section 5 of the Offer to Purchase under the heading “Extension, Variation or Change in the Offer” on page 27 of the Offer to Purchase and Circular is hereby deleted and replaced with the following sentence:

“If, before the Expiry Time, a change occurs in the information contained in the Offer to Purchase or the Circular or any notice of change or notice of variation that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror), the Offeror will promptly (a) issue and file a news release of such change to the extent and in the manner required by applicable Law, and (b) send a notice of the change in the manner set out under “Notices and Delivery” in Section 10 of the Offer to Purchase, to every person to whom the Offer was required to be sent.”

The following sentence is added to the end of the ninth paragraph in Section 5 of the Offer to Purchase under the heading “Extension, Variation or Change in the Offer” on page 28 of the Offer to Purchase and Circular:

“After the Expiry Time, no variations or changes are permitted to be made to the terms of the Offer, no changes may be made to the information contained in this Offer to Purchase and Circular and no variation or change may occur after the Exeter Shares are taken up by the Offeror.”

The second paragraph in Section 7 of the Offer to Purchase under the heading “Right to Withdraw Deposited Shares” on page 29 of the Offer to Purchase and Circular is hereby deleted and replaced with the following paragraph:

“In addition, if:

(a)    there is a variation of the terms of the Offer prior to the Expiry Time; or

(b)    a notice of change in respect of the information contained in the Offer to Purchase and the accompanying Circular or if any subsequent notice of change or variation is delivered prior to the Expiry Time;

then any Deposited Shares may be withdrawn by or on behalf of the depositing Shareholder at any time before the expiration of 10 days, or in the event of an increase in the Offer Consideration, before the expiration of 10 business days, from the date upon which the notice of such change or variation is mailed, delivered or otherwise communicated. Offeror may not take up and pay for any Deposited Shares prior to the expiration of such 10 day or 10 business day period, as the case may be, and in no event may Offeror take up and pay for any Deposited Shares prior to the Expiry Time. After the Expiry Time, no variations or changes are permitted and no variation of change may occur after the Exeter Shares are taken upon by the Offeror.”

The first paragraph in Section 12 of the Offer to Purchase under the heading “Market Purchases and Sales of Exeter Shares” on page 32 of the Offer to Purchase and Circular is hereby deleted and replaced with the following paragraph:

“To the extent not prohibited by Rule 14e-5 of Regulation 14E under the U.S. Exchange Act and except as set forth below, the Offeror reserves the right to, and may, acquire or cause an affiliate to acquire beneficial ownership of Exeter Shares by making purchases through the facilities of the TSX or the NYSE MKT at any time, and from time to time, prior to the Expiry Time subject to and in accordance with applicable Law.”

The second sentence of the third paragraph of the Circular on page 35 of the Offer to Purchase and Circular is hereby deleted and replaced with the following sentence:

“Although the Offeror has no knowledge that would indicate that any statements contained herein concerning Exeter taken from, or based upon, such information contain any untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made, neither the Offeror nor any of its directors or officers has verified the accuracy or completeness of such information or statements or for any failure by Exeter to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information or statements but which are unknown to the Offeror.”

The third paragraph in Section 8 of the Circular under the heading “Certain Information Concerning the Offeror and the Goldcorp Shares – Documents of Goldcorp Incorporated by Reference” on pages 48 and 49 of the Offer to Purchase and Circular is hereby deleted and replaced with the following paragraph:

“All documents of the type referred to above (excluding confidential material change reports) and any business acquisition reports subsequently filed by Goldcorp with any Canadian Securities Regulatory Authorities on or after the date of the Offer to Purchase and Circular and prior to the termination of the Offer shall be deemed to be incorporated by reference into the Offer to Purchase and Circular for the purpose of complying with the Canadian Securities Law only. Goldcorp’s periodic reports on Form 6-K and its annual reports on Form 40-F are available on EDGAR at www.sec.gov.”

The fourth paragraph in Section 8 of the Circular under the heading “Certain Information Concerning the Offeror and the Goldcorp Shares – Documents of Goldcorp Incorporated by Reference” on page 49 of the Offer to Purchase and Circular is hereby deleted and replaced with the following paragraph:

“Notwithstanding the foregoing, any and all portions of the documents that consist of Exeter’s public disclosure documents expressly identified as such, and whether or not such portions are reproduced or incorporated by reference into a Goldcorp document, including, without limitation, Exeter’s financial statements and current annual information form, are expressly excluded from such incorporation by reference into the Offer to Purchase and Circular. Information regarding Exeter is filed publicly by Exeter with the Securities Regulatory Authorities in Canada and with the SEC, which are available electronically on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.”

The first sentence of the fifth paragraph in Section 8 of the Circular under the heading “Certain Information Concerning the Offeror and the Goldcorp Shares – Documents of Goldcorp Incorporated by Reference” on page 49 of the Offer to Purchase and Circular is hereby deleted and replaced with the following sentence:

“Any statement contained in this Offer to Purchase and Circular or in a document incorporated (or deemed to be incorporated solely in accordance with and for purposes of Canadian Securities Laws) by reference herein shall be deemed to be modified or superseded, for purposes of this Offer to Purchase and Circular, to the extent that a statement contained herein (or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein solely in accordance with and for purposes of Canadian Securities Laws only) modifies, replaces or supersedes such statement.”

The Table in Section 9 of the Circular under the heading “Certain Information Concerning Exeter and the Exeter Shares – Price Range and Trading Volume of the Shares” on page 50 of the Offer to Purchase and Circular is hereby deleted and replaced with the following Table:

	TSX			NYSE MKT
	High	Low		High	Low
Month	(C$)	(C$)	Volume	(US$)	(US$)	Volume
April 2015	0.68	0.68	16,020	0.65	0.50	6,414,100
May 2015	0.69	0.65	16,500	0.63	0.52	1,469,800
June 2015	0.60	0.58	7,200	0.54	0.46	2,912,200
July 2015	0.50	0.46	18,600	0.48	0.35	2,262,100
August 2015	0.56	0.54	1,500	0.46	0.36	1,339,600
September 2015	0.45	0.42	47,660	0.43	0.31	1,701,500
October 2015	0.47	0.46	55,000	0.39	0.30	2,463,800
November 2015	0.44	0.42	13,100	0.36	0.29	2,168,000
December 2015	0.46	0.46	3,000	0.40	0.31	3,218,500
January 2016	0.52	0.50	48,388	0.40	0.31	3,230,000
February 2016	0.73	0.53	815,919	0.54	0.37	603,590
March 2016	0.87	0.67	932,588	0.67	0.50	603,271
April 2016	1.34	0.70	1,446,505	1.06	0.54	1,357,357
May 2016	1.33	0.97	720,999	1.05	0.76	1,070,516
June 2016	1.83	0.92	1,550,736	1.44	0.70	1,372,871
July 2016	1.90	1.49	2,003,297	1.47	1.14	1,445,539
August 2016	1.94	1.44	1,645,674	1.48	1.11	983,391
September 2016	1.76	1.50	1,104,483	1.38	1.13	575,764
October 2016	1.69	1.41	705,569	1.27	1.07	593,703
November 2016	1.66	1.02	1,342,002	1.25	0.76	919,385
December 2016	1.10	0.89	1,211,914	0.84	0.67	899,579
January 2017	1.38	1.01	1,270,656	1.04	0.75	685,988
February 2017	1.55	1.24	1,599,007	1.18	0.94	504,783
March 2017	2.52	1.38	6,496,286	1.89	1.01	2,097,562
April 2017	2.29	2.21	227,782	1.85	1.61	8,956,500

The first sentence of the first paragraph of Section 18 of the Circular under the heading “Acquisition of Exeter Shares Not Deposited Pursuant to the Offer” on page 56 of the Offer to Purchase and Circular is hereby deleted and replaced with the following sentence:

“If the Offeror takes up and pays for Exeter Shares deposited under the Offer, it is the Offeror’s current firm intention that it will enter into one or more transactions to enable the Offeror to acquire all Exeter Shares not acquired under the Offer.”

The eleventh paragraph of Section 18 of the Circular under the heading “Acquisition of Exeter Shares Not Deposited Pursuant to the Offer – Securities Law Requirements for Business Combinations” on page 60 of the Offer to Purchase and Circular is hereby deleted and replaced with the following paragraph

“Rule 13e-3 under the U.S. Exchange Act is applicable to certain “going-private” transactions in the United States and may under certain circumstances be applicable to a Compulsory Acquisition or a Subsequent Acquisition Transaction. Goldcorp currently has the firm intention to conduct a Compulsory Acquisition or Subsequent Acquisition Transaction at a price at least equal to the Offer Consideration and believes that Rule 13e-3 under the U.S. Exchange Act should not be applicable to a Compulsory Acquisition or a Subsequent Acquisition Transaction unless the Compulsory Acquisition or the Subsequent Acquisition Transaction, as the case may be, is consummated more than one year after the termination of the Offer or on terms that are not at least equal to the highest consideration offered during the Offer and on substantially similar terms. If applicable, Rule 13e-3 under the U.S. Exchange Act would require, among other things, that certain financial information concerning Exeter and certain information relating to the fairness of the Compulsory Acquisition or the Subsequent Acquisition Transaction, as the case may be, and the consideration offered to minority Shareholders be filed with the SEC and distributed to minority Shareholders before the consummation of any such transaction.”

8.	Statutory Rights

Securities legislation of the provinces and territories of Canada provides security holders of the offeree issuer with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages if there is a misrepresentation in a circular or notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. Security holders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.

Such rights may in certain cases need to be exercised through CDS on behalf of a Shareholder. Shareholders should accordingly also contact their broker or other nominee for assistance as required.

9.	Directors’ Approval

The contents of this Notice of Extension and Variation have been approved, and the sending thereof to Shareholders has been authorized, by the Goldcorp Board.

CERTIFICATE OF GOLDCORP INC.

The foregoing, together with the Original Offer to Purchase and Circular dated April 20, 2017, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

DATED: May 26, 2017

(Signed) DAVID GAROFALO	(Signed) RUSSELL BALL
President and Chief Executive Officer	Executive Vice President, Chief Financial Officer and Corporate Development

On behalf of the Board of Directors
(Signed) KENNETH F. WILLIAMSON	(Signed) BEVERLEY A. BRISCOE
Director	Director

The Dealer Manager for the Offer is:

TD SECURITIES INC.

TD SECURITIES INC.

1700-700 West Georgia Street

Vancouver, British Columbia,

V7Y 1B6

Telephone: 604-654-3332

Facsimile: 604-654-3671

The Depositary for the Offer is:

CST TRUST COMPANY

By Mail	By Registered Mail, Hand or by Courier

CST TRUST COMPANY PO Box 1036 Adelaide St. Postal Station Toronto, Ontario M5C 2K4	CST TRUST COMPANY B1 LEVEL 320 Bay St. Toronto, Ontario M5H 4A6	OR	CST TRUST COMPANY Suite 1600, 1066 W. Hastings St., Vancouver, British Columbia V6E 3X1

North American Toll Free Phone:

1-800-387-0825

Outside North America, Banks and Brokers Call Collect:

416-682-3860

E-mail:

inquiries@canstockta.com

The Information Agent for the Offer is:

KINGSDALE ADVISORS

The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-866-851-2743

Outside North America, Banks and Brokers Call Collect:

416-867-2271

E-mail:

contactus@kingsdaleadvisors.com

Any questions or requests for assistance or additional copies of the Notice of Extension and Variation, Original Offer to Purchase and Circular, Letter of Transmittal or Notice of Guaranteed Delivery may be directed by Shareholders to the Depositary, the Information Agent or the Dealer Manager at their respective telephone numbers and locations set out above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.